                                                                       EXHIBIT 5

                           LAW OFFICES OF DAN BRECHER
                           99 Park Avenue, 16th Floor
                            New York, New York 10016
                             Telephone: 212-286-0747
                             Facsimile: 212-808-4155
                        e-mail: brecherlaw@compuserve.com

                                 March 22, 2006

Securities and Exchange Commission
100 F. Street, N.E.
Washington, DC 20549

         Re:      Media Sciences International, Inc.
                  Registration Statement on Form S-8

Ladies and Gentlemen:

         As legal counsel to Media Sciences International, Inc., a Delaware corporation (the "Company"), we are rendering this opinion in connection with a
Registration Statement on Form S-8 (the "Registration Statement") under the
Securities Act of 1933, as amended, for the registration of up to 500,000 shares of the Common Stock, $0.001 par value, of the Company. The Registration
Statement covers 500,000 shares of the Company's Common Stock, par value $0.001 per share, which are issuable under the Company's 1998 Incentive Plan, as
Amended and Restated, upon the grant of stock awards and the exercise of options.

         As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

            Based on our examination mentioned above, we are of the opinion that the shares of Common Stock which are issuable under the Company's 1998 Incentive
Plan upon the grant of Stock Awards and the exercise of Options, will be, when issued and earned or paid for in the manner contemplated by the Company's 1998
Incentive Plan, as Amended and Restated, legally and validly issued, and fully paid and nonassessable under the laws of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

                                          Very truly yours,

                                          /s/ Law Offices of Dan Brecher

                                          LAW OFFICES OF DAN BRECHER